Exhibit 16.1

July 9, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read the disclosures (the “Disclosures”) under the section entitled “Change in Accountants” in the prospectus forming a part of the Registration Statement on Form S-1 of Select Interior Concepts, Inc. to be filed with the U.S. Securities and Exchange Commission on July 9, 2018, and we agree with the second paragraph of the Disclosures as it relates to our firm.

/s/ Macias Gini & O’Connell LLP

Los Angeles, California